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                                                                   EXHIBIT 10.14

                                 SUPERVALU INC.

                EXECUTIVE DEFERRED COMPENSATION PLAN, as amended

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                                TABLE OF CONTENTS

Section                                                               Page
-------                                                               ----

1.     Establishment and Purpose ....................................... 1

       1.1     Establishment ........................................... 1

       1.2     Purpose ................................................. 1

2.     Definitions ..................................................... 1

       2.1     Definitions ............................................. 1

       2.2     Gender and Number .......................................13

3.     Eligibility for Participation ...................................13

4.     Election to Defer ...............................................14

       4.1     Deferrals ...............................................14

       4.2     Procedure ...............................................14

       4.3     Types of Deferral for Initial Participants ..............15

       4.4     Types of Deferral for Other Participants ................16

       4.5     Fixed and Pre-Retirement Deferrals ......................17

               4.5.1     Fixed Deferrals ...............................17

               4.5.2     Pre-Retirement Deferrals ......................19

       4.6     Maximum and Minimum Deferrals ...........................20

       4.7     Rollover Amounts ........................................20

       4.8     Election to Defer Irrevocable ...........................22

       4.9     Certain Retirement Benefit Plan Equivalents .............23

       4.10    SUPERVALU INC. Defined Contribution Plan and
                 Pre-Tax Savings and Profit Sharing Plan Benefit
                 Equivalents ...........................................24

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5.     Deferral Accounts ...............................................21

       5.1     Establishment and Crediting of Account ..................25

       5.2     Compensation, Rollover Amount and Retirement
               Benefit Plan Deferrals ..................................26

       5.3     Interest ................................................27

       5.4     Contractual Obligation ..................................27

       5.5     Charges Against and Balances of Accounts ................28

       5.6     Statement of Accounts ...................................28

6.     Payment of Benefits .............................................29

       6.1     Retirement Benefits .....................................29

               6.1.1     Incomplete Benefit Units ......................29

               6.1.2     Rollover Benefit Units ........................29

               6.1.3     Qualified Benefit Units .......................29

       6.2     Benefits Upon Disability ................................30

               6.2.1     Disability Benefits ...........................30

               6.2.2     Coordination with Retirement Benefits .........31

               6.2.3     Survivorship Benefits .........................33

       6.3     Benefits for Employees Upon Other Termination of
                 Employment ............................................34

               6.3.1     Amount of Benefit .............................34

               6.3.2     Form of Payment ...............................35

       6.4     Benefits Upon Termination of Employment Following
                 a Change of Control ...................................35

               6.4.1     Payment of Benefits ...........................35

               6.4.2     Election upon Reduction in Plan Interest
                           Rate ........................................36

               6.4.3     Termination of Plan ...........................36

               6.4.4     Parachute Payments ............................37

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       6.5     Survivorship Benefits ...................................37

               6.5.1     Death Prior to Early Retirement Date ..........37

               6.5.2     Death After Early Retirement Date .............38

               6.5.3     Death After Commencement of Benefits ..........39

               6.5.4     Survivor Spouse Benefit .......................40

       6.6     Form of Payment of Benefits .............................41

               6.6.1     Normal Form ...................................41

               6.6.2     Alternative Forms .............................42

               6.6.3     Deferred Payment ..............................42

               6.6.4     Form of Request ...............................42

       6.7     Recipients of Payments; Designation of
                 Beneficiary ...........................................42

       6.8     Financial Emergency .....................................44

       6.9     Payment of Incomplete Benefit Units and
                 Retirement Benefit Plan Account .......................46

       6.10    Pre-Retirement Benefits .................................47

7.     Forfeiture ......................................................47

8.     Non-Transferability .............................................50

9.     Administration ..................................................50

       9.1     Administration ..........................................50

       9.2     Finality of Determination ...............................51

       9.3     Claims Procedure ........................................51

               9.3.1     Original Claim ................................51

               9.3.2     Claim Review Procedure ........................52

               9.3.3     General Rules .................................52

       9.4     Expenses ................................................53

       9.5     Tax Withholding .........................................53

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       10.     Amendment and Termination ...............................54

       11.     Applicable Law ..........................................55

       12.     No Vested Rights ........................................55

       13.     Binding Agreement .......................................55

Appendix A     Amendments to NonQualified Deferred Compensation Plans

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                                 SUPERVALU INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                      Section 1. Establishment and Purpose

1.1 Establishment.

          SUPERVALU INC., a Delaware corporation (hereinafter called the "Company"), hereby establishes effective as of October 1, 1985, this deferred compensation plan for certain of its executive employees which shall be known as the SUPERVALU INC. EXECUTIVE DEFERRED COMPENSATION PLAN (hereinafter called the "Plan").

1.2 Purpose.

          The purpose of the Plan is (i) to provide a means whereby amounts payable by the Company to executive employees may be deferred to a future period, (ii) to motivate such executive employees to continue to make contributions to the growth and profits of the Company and (iii) to provide such executive employees certain benefits as hereinafter described upon retirement, death, disability or other termination of employment.

                             Section 2. Definitions

2.1 Definitions.

          Whenever used hereinafter, the following terms shall have the meaning set forth below:

          (a)  "Age" means the age of the person as of his last birth date.

          (b) "Beneficiary" means the person designated by a Participant pursuant to Section 6.7 hereof.

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          (c)  "Benefit Unit" means the agreed upon amount to be deferred by a
               Participant under the Plan over a specified Deferral Period pursuant to a specific Deferred Compensation Election. A separate Benefit Unit shall also exist with respect to each deferral election with respect to Rollover Amounts.

          (d)  "Board" means the Board of Directors of the Company.

          (e) "Bonus" means payments made from time to time by the Company to certain Employees pursuant to the SUPERVALU INC. Executive Incentive Bonus Plan.

          (f)  "Change of Control" means:

               (i) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company or any of its wholly-owned subsidiaries, or any employee benefit plan of the Company and/or any of its wholly-owned subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then

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                      outstanding voting securities in a transaction or series
                      of transactions not approved in advance by a vote of at least three quarters of the Continuing Directors (as defined below); or

               (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved in advance by a vote of at least three quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a Continuing Director; or

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                      Approval by the stockholders of the Company of a
                      reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by three quarters of the Continuing Directors; or

               (iii) Any other event that a majority of the Continuing Directors in its sole discretion shall determine constitutes a Change of Control.

          (g) "Chief Executive Officer" means the chief executive officer of the Company or the person who regularly performs the duties normally associated with such office on behalf of the Company.

          (h) "Company" means SUPERVALU INC., a Delaware corporation, and any Subsidiary thereof.

          (i) "Compensation" means (i) for an Employee, the salary, Bonus and other amounts payable by the Company which would have been reported on

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               Treasury Form W-2 (or any comparable successor form) if reported on a Plan Year basis and if the Employee had not entered into a Deferred Compensation Election, but excluding expense reimbursement, moving expense payments, third-party sick pay, imputed--income (from excess-life insurance premiums, automobile use premiums or any other source), non-qualified stock options, disqualifying dispositions of stock acquired pursuant to the exercise of incentive stock options, stock appreciation rights, amounts attributable to long-term incentive plans (other than the Bonus), severance settlements and similar items of remuneration, and (ii) for a Director, the annual retainer and meeting fees paid by the Company as a result of service as a Director.

          (j) "Deferral Account" means the account maintained on the books of the Company with respect to each Benefit Unit for each Participant pursuant to Section 5 hereof.

          (k) "Deferral Period" means the period of years during which Compensation or Rollover Amounts are being deferred (or transferred) for a particular Benefit Unit pursuant to a Participant's Deferred

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               Compensation Election as described in Section 4 hereof.

          (1) "Deferred Compensation Election" means a written agreement between a Participant and the Company whereby the Participant agrees to defer a portion of his Compensation or Rollover Amounts and the Company agrees to make benefit payments all in accordance with the terms and conditions of the Plan. With respect to a Participant who is a Director, a Deferred Compensation Election hereunder shall supersede and take precedence over any election to defer compensation filed by such Director pursuant to the Director's Plan.

          (m) "Defined Contribution Plan" means the Company's Internal Revenue Service approved profit sharing plans, whether now or hereafter in existence.

          (n) "Determination Date" means the last day in each September which coincides with the end of each of the Plan Years and shall be the date on which the amount of a Participant's Deferral Account is determined as provided in Section 5 hereof.

          (o) "Director" means an individual who is a member of the Board and who is not an Employee of the Company.

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          (p)  "Director's Plan" means the SUPERVALU INC. Deferred Compensation
               Plan for Non-Employee Directors. Each Participant who is a Director shall have an account established and credited under the Director's Plan to the extent necessary to carry out-the terms and conditions of the Plan.

          (q) "Director's Plan Interest Rate" means the interest rate provided for in paragraph 8 of the Director's Plan.

          (r) "Disability" means a Participant's disability as defined in the Social Security eligibility provisions, 42 U.S.C. Section 421, and regulations promulgated thereunder.

          (s)  "Disability Benefit" means the disability benefit described in
               Section 6.2 hereof.

          (t) "Early Retirement Date" means (i) for an Employee, the first day of the month following the month in which the Employee reaches age 55, has completed ten (10) or more years of service with the Company and has completed a Qualified Benefit Unit, and (ii) for a Director, the first day of the month following the month in which the Director reaches age 55. Years of service with the Company shall include the period during which the Participant is disabled. All or any part of

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               the requirements established by this definition may be waived or modified for Employees in the sole and absolute discretion of the Retirement Committee and for Directors in the sole and absolute discretion of the Board.

          (u)  "Effective Date" means October 1, 1985.

          (v) "Employee" means an employee of the Company or any Subsidiary, branch or subdivision thereof, who (i) is employed in a recognized executive administrative or professional capacity and
               (ii) has significant management responsibilities or is highly compensated, and (iii) is compensated therefor in a combination of guaranteed base compensation plus periodic additions of variable amounts derived from sources including, but not limited to, a Bonus, other incentive bonus awards and commissions.

          (w) "Fiscal Year" means the approximate twelve-month period coinciding with the Company's fiscal year and ending on the last Saturday in each February.

          (x) "Incomplete Benefit Unit" means a Benefit Unit for which a Deferred Compensation Election has been made and with respect to which the Participant has not completed deferrals of the total amount of the Stated Deferral.

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          (y)  "Initial Participant" means an Employee, eligible to participate in the Plan, or a Director, either of whom have elected to participate in the Plan by filing a Deferred Compensation Election which is to be effective as of the Effective Date.

          (z) "Normal Retirement Date" means (i) for an Employee, the first day of the month following the month in which the Employee reaches age 62, has completed ten (10) or more years of service with the Company and has completed a Qualified Benefit Unit, or, if earlier, the first day of the month following the month in which the Employee reaches age 65 and has completed a Qualified Benefit Unit and (ii) for a Director, the first day of the month following the month in which the Director reaches age 55. Years of service with the Company shall include the period during which the Participant is disabled. All or any part of the requirements established by this definition may be waived or modified for Employees in the sole and absolute discretion of the Retirement Committee and for Directors in the sole and absolute discretion of the Board.

          (aa) "Old Plan" means the Super Valu Stores, Inc. Deferred Compensation Plan. Each Participant who

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               is an Employee shall have an account established and credited under the Old Plan to the extent necessary to carry out the terms and conditions of the Plan.

          (bb) "Old Plan Interest Rate" means the interest rate provided for in
               Section 5.2 of the Old Plan.

          (cc) "Participant" means all Directors and those Employees as may be selected from time to time in the sole and absolute discretion of the Chief Executive Officer, either of whom have elected to participate in the Plan by filing a Deferred Compensation Election hereunder.

          (dd) "Plan Interest Rate" means, with respect to any Plan Year, four
               (4) percentage points over the average rate for the twelve (12) months preceding the beginning of each Plan Year of Moody's Corporate Bond Yield Average--Monthly Average Corporates as published by Moody's Investor's Service or any successor thereto, all as determined by the Compensation Committee in its sole and absolute discretion, or if such yield is no longer published, a substantially similar average selected by the Compensation and Stock Option Committee of the Board in its sole and absolute discretion.

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          (ee) "Plan Year" means the twelve-month period beginning on October 1 and ending on the last day in September in each calendar year.

          (ff) "Qualified Benefit Unit" means a Benefit Unit with respect to which at least fifty percent (50%) of the-aggregate amount of the Stated Deferral has been deferred.

          (gg) "Retirement" means (i) for an Employee, Termination of Employment after reaching the Early Retirement Date or Normal Retirement Date, and (ii) for a Director, Termination of Employment at any time.

          (hh) "Retirement Benefit" means the retirement benefit described in
               Section 6.1 hereof.

          (ii) "Retirement Benefit Plan Account" means a separate account, in the nature of a Deferral Account, established and maintained for each Participant entitled to benefits pursuant to Section 4.9 or
               Section 4.10 hereof.

          (jj) "Retirement Benefit Plan Amount" means the amount of the benefit determined under Section 4.9 and Section 4.10 hereof.

          (kk) "Retirement Committee" means the SUPERVALU INC. Retirement Committee constituted by the Chief Executive Officer for the purpose of performing certain administrative functions with respect to the employee pension benefit plans of the Company, including the Plan.

          (11) "Rollover Amount" means (i) for an Employee, the amount to be transferred from the Employee's account established pursuant to
               Section 5.1 of the Old Plan and to be deferred under the Plan as set forth in the Employee's Deferred Compensation Election and
               (ii) for Directors, the amount to be transferred from the Director's account under the Director's Plan and to be deferred under the Plan as set forth in the Director's Deferred Compensation Election.

          (mm) "Savings Plan" means the Company's SUPERVALU Pre-Tax Savings and Profit Sharing Plan Trust Agreement.

          (nn) "Stated Deferral" means the amount with respect to each Benefit Unit which the Participant agrees to defer in accordance with
               Section 4 hereof from either his Compensation or from a Rollover Amount.

          (oo) "Subsidiary" means any corporation, the majority of the voting stock of which is directly or indirectly owned by the Company.

          (pp) "Termination of Employment" means (i) for an Employee, ceasing to be employed by the Company for any reason whatsoever, including, without limitations, terminations of employment which are voluntary or involuntary, and (ii) for a Director, ceasing to serve as a member of the Board.

2.2 Gender and Number.

          Except when otherwise indicated by the context, any masculine terminology, when used in the Plan, shall also include the feminine gender and the definition or use of any term herein in the singular shall also include the plural.

                    Section 3. Eligibility for Participation

          Employees of the Company shall be eligible to participate in the Plan with respect to a Deferral Period if, and only if, so selected or otherwise designated by the Chief Executive Officer. Employees eligible to become Participants after the first Plan Year shall be entitled to defer Compensation hereunder as of the first day of the Fiscal Year following their selection. All Directors shall be eligible to become Participants as of the first day of any Plan Year. A Participant shall cease to be a Participant upon Termination of Employment. A person who for any reason ceases to be a Participant during a Deferral Period or otherwise shall have no further right to defer Compensation hereunder. The Retirement Committee, in its sole and absolute discretion, shall make such rules concerning leaves of absences, re-employment and other matters concerning eligibility for Participation hereunder as it deems to be in the best interests of the Company.

                          Section 4. Election to Defer

4.1 Deferrals.

          Any Employee eligible to become a Participant, and any Director, may elect not earlier than July 15 and not later than August 31 of a Plan Year to defer Compensation, otherwise payable in subsequent Fiscal Years, in exchange for a Benefit Unit. An Initial Participant shall, prior to a date to be announced by the Retirement Committee, elect to defer Compensation, otherwise payable after October 1, 1985, in exchange for a Benefit Unit. Any Employee or Director eligible to become a Participant when first hired by the Company or when first becoming a member of the Board after the beginning of a Plan Year, as appropriate, may elect to defer Compensation, otherwise payable in subsequent Plan Years, in exchange for a Benefit Unit only in accordance with this Section 4.1.

4.2 Procedure.

          A Participant shall make the election provided for in Section 4.1 hereof by executing a Deferred Compensation Election in the form provided by the Company, subject to such terms and conditions as the Retirement Committee may impose, including, but not limited to, medical examinations, health screening, medical records reviews, etc. The Deferred Compensation Election shall set forth the Participant's Stated

Deferral. A Participant shall only be entitled to defer Compensation in the amounts and for the periods determined, from time to time, in the sole and absolute discretion of the Retirement Committee. A separate Deferred Compensation Election must be executed by a Participant with respect to each Benefit Unit, and the total amount of the Stated Deferral for a Benefit Unit must be completed before another Deferred Compensation Election may be made; provided, however, that an election with respect to Rollover Amounts pursuant to
Section 4.7 hereof, may be made before the total amount of the Stated Deferral for a Benefit Unit, with respect to an existing Deferred Compensation Election, has been completed. A Deferred Compensation Election shall be effective if, and only if, it is accepted by the Retirement Committee on behalf of the Company and all the terms and conditions set forth in the Deferred Compensation Election are satisfied in full by the Participant. If accepted by the Retirement Committee, the Compensation to be deferred, as specified in the Deferred Compensation Election, shall be deferred and the Participant's Compensation shall be correspondingly reduced.

4.3 Types of Deferral for Initial Participants.

          For Deferred Compensation Elections filed in 1985, an Initial Participant who is an Employee shall be entitled, subject to the other terms and conditions of the Plan, to defer the Participant's Compensation (not including the Participant's

Bonus) otherwise payable after October 1, 1985, and the Participant's Bonus otherwise payable in the calendar years which begin after the filing of such Deferred Compensation Election. For Deferred Compensation Elections filed in 1985, an Initial Participant who is a Director shall be entitled, subject to the other terms and conditions of the Plan, to defer the Director's October 1985 quarterly retainer fee payment, to the extent it is attributable to services performed after the Effective Date, any part of subsequent quarterly retainer fee payments and fees for attending meetings of the Board (and committee meetings), to the extent attributable to meetings taking place after the Effective Date. All subsequent deferrals by Initial Participants shall be subject to the terms and conditions of Section 4.4 hereof.

4.4 Types of Deferral for Other Participants.

          A Participant, other than an Initial Participant filing a Deferred Compensation Election in 1985, who is an Employee shall be entitled to defer, subject to the other terms and conditions of the Plan, the Participant's Compensation (not including the Participant's Bonus) payable during the Fiscal Years which begin after the filing of a Deferred Compensation Election and the Participant's Bonus which would otherwise be payable in the calendar years which begin after the filing of such Deferred Compensation Election. A Participant, other than an Initial Participant filing a Deferred Compensation Election in 1985, who is a Director shall be entitled to defer, subject to the other terms and conditions of the Plan, the Director's Compensation which would otherwise be payable after the filing of the Deferred Compensation Election, to the extent such payments are for services performed as a Director during the calendar year which begins after the filing of such Deferred Compensation Election.

4.5 Fixed and Pre-Retirement Deferrals.

          4.5.1 Fixed Deferrals. Unless the requirements of this Section 4.5.1 are waived or otherwise modified by the Retirement Committee, a Participant shall only be entitled to defer Compensation as follows:

          (i) Employees. For Employees, the Deferred Compensation Election must provide for the deferral of a fixed amount of the Employee's Compensation, whether from the Employee's Bonus or otherwise. In the event an Employee's Bonus or other Compensation changes in any Plan Year, such change shall not reduce the amount to be deferred-pursuant to his Deferred Compensation Election. In the event an Employee's Bonus in any Plan Year is in excess of the bonus norm amount assigned to his position under the Bonus Plan for the preceding Fiscal Year, if the Employee's Deferred Compensation Election so provides, any such excess Bonus shall be deferred and taken into account to prepay an already existing Incomplete Benefit Unit. Any such prepayment with respect to an already existing Incomplete Benefit Unit shall reduce the amount to be deterred from the Employee's Compensation otherwise -subject to the Deterred Compensation Election in subsequent Plan Years, in such manner as may be determined by the Retirement Committee in its sole and absolute discretion. Notwithstanding the foregoing, in the event an Employee's Bonus or other Compensation is decreased in any Plan Year, the Retirement Committee may take such action with respect to waiving, modifying or otherwise amending an Employee's Deferred Compensation Election as it deems to be, in its sole and absolute discretion, in the best interests of the Company, including, without limitation, crediting the Employee's Deferral Account with all or any part of the balance of the Stated Deferral and charging interest to the Employee's Deferral Account on such credit, for the period of time such credit has not been recovered by the Company, at a rate equal to the Company's cost of borrowing funds on a short-term, unsecured basis.

          (ii) Directors. For Directors, the Deferred Compensation Election must provide for the deferral of a fixed amount of all or any portion of the annual retainer paid to the Director by the Company. In the event of any change in a Director's annual retainer, such change shall be taken into account in the same manner as provided in Section 4.5(i) hereof with respect to an Employee's Compensation. If a Director's Deferred Compensation Election so provides, any deferral with respect to meeting fees paid by the Company to the Director shall be effective only to prepay an already existing Incomplete Benefit Unit. Any such prepayment with respect to an already existing Incomplete Benefit Unit shall reduce the amount to be deferred pursuant to the Deferred Compensation Election, in such manner as may be determined by the Retirement Committee, in its sole and absolute discretion.

          4.5.2 Pre-Retirement Deferrals. In the event that a Participant's Deferred Compensation Election so provides, and in accordance with such other terms and conditions as the Retirement Committee, in its sole and absolute discretion, may from time to time impose, a Participant shall be entitled to elect to receive prior to Retirement a maximum of seventy-five percent (75%) of his Deferral Account attributable to a Benefit Unit with respect to which the Participant has completed deferrals of the total amount of the Stated Deferral.

4.6 Maximum and Minimum Deferrals.

          Subject to Section 4.5 hereof, the following maximum and minimum deferrals of Compensation shall apply to the fixed amount to be deferred by any Participant, provided, however, that the Retirement Committee may from time to time, in its sole and absolute discretion, adjust the maximum and minimum deferrals permitted hereunder:

          (i) Minimum Deferral--$2,500 per year, for at least four (4) Plan Years from Compensation (not including Bonus or meeting fees);

          (ii) Maximum Deferral--for Employees, twenty percent (20%) of Compensation (not including the Participant's Bonus) in the Plan Year in which deferrals pursuant to the Participant's Deferred Compensation Election are first effective, plus one hundred percent (100%) of the bonus norm amount assigned to his position under the Bonus Plan for the preceding Fiscal Year, and for Directors, there is no limitation on the amount which may be deferred hereunder.

4.7 Rollover Amounts.

          A Participant may elect, as part of a Deferred Compensation Election, to transfer to and defer under the Plan, in a separate Benefit Unit, all or any portion of his account balance, if any, in the Old Plan or the Director's Plan, as the case may be. A Participant may also elect, as part of a Deferred Compensation Election filed prior to Termination of Employment, to transfer to and defer under the Plan, in a separate Benefit Unit, all or any portion of his Retirement Benefit Plan Account established pursuant to Sections 4.09 or 4.10 hereof. Any such transfer shall occur in four (4) equal installments over four (4) Plan Years, on the first business day of each calendar year, commencing with the first day of the calendar year which starts immediately after the filing of such Deferred Compensation Election. The procedure for making such an election with respect to a Rollover Amount shall be as determined by the Retirement Committee in its sole and absolute discretion. A Participant making an election to defer a Rollover Amount from the Old Plan or the Director's Plan, as the case may be, waives all rights under such plans with respect to amounts transferred to this Plan, including the right to make elections regarding the time or manner of payment as permitted thereunder; provided, however, that until Rollover Amounts are, in fact, transferred to this Plan from the Old Plan or the Director's Plan as provided herein, the Participant's account in the Old Plan or the Director's Plan, as the case may be, shall continue to be credited with a growth addition based on the Old Plan Interest Rate or the Director's Plan Interest Rate, as the case may be, on the then outstanding balance of the Participant's account, all in accordance with the terms and conditions of the Old Plan or the Director's Plan. The order in which Rollover Amounts are transferred to this Plan from the Old Plan, the Director's Plan or the Retirement Benefit Plan Account shall be as reasonably determined by the Retirement Committee. Although subject to the minimum deferral amount set forth in Section 4.6 hereof, Rollover Amounts shall not be subject to any maximum deferral limitation.

4.8 Election to Defer Irrevocable.

          Except as provided herein by action of the Retirement Committee, a Participant's election to defer any amounts of any nature whatsoever pursuant to the Plan shall be irrevocable when made and accepted by the Retirement Committee and shall not be subject to amendment or modification in any manner whatsoever thereafter. Notwithstanding the foregoing, the Retirement Committee, in its sole and absolute discretion, may allow a Participant, who either (i) expects to retire or terminate employment in the near future but who has not yet retired or terminated employment with the Company for any reason whatsoever, or (ii) has received a promotion and corresponding Compensation increase of significant magnitude, to increase and accelerate amounts to be deferred hereunder, without regard to the maximum deferrals set forth in Section 4.6 hereof, but only for the purpose of completing all or any portion of the Stated Deferral with respect to an already existing Incomplete Benefit Unit. Any such change concerning Compensation to be deferred hereunder shall be subject to such terms and conditions as the Retirement Committee may impose, in its sole and absolute discretion.

4.9 Certain Retirement Benefit Plan Equivalents.

          Pursuant to and conditions of the Super Valu Stores, Inc. 1976 Amended Retirement Plan (or any successor thereto or amended version thereof), any benefits paid hereunder are to be taken into account under said retirement plan in the year in which such Compensation is, in fact, paid to the Participant and not in the year in which such amounts are otherwise earned by the Participant. Except as otherwise provided herein, in the event a Participant's retirement benefits from any company-sponsored Internal Revenue Service approved retirement plan (other than the Defined Contribution Plan or the Savings Plan described in Section 4.10 hereof) are decreased in any way due to a deferral of Compensation pursuant to the Plan, there shall be credited to the Participant's Retirement Benefit Plan Account, on the day benefits commence under the Plan, a Retirement Benefit Plan Amount which is an amount equal to the lump sum actuarial equivalent of the increased income which would have been payable under the retirement plan if the amounts credited to the Participant's Deferral Account pursuant to the Plan had instead been paid as cash remuneration on the date such amounts were credited thereto. The Retirement Benefit Plan Amount shall be determined by the Retirement Committee, in its sole and absolute discretion, upon the advice of the actuary for the retirement plans. This advice shall be based on interest, mortality and other appropriate assumptions used to value the retirement plans as of the last actuarial valuation date immediately preceding such determination. Except as provided in
Section 4.7 hereof, the Retirement Benefit Plan Amount credited to a Participant's Retirement Benefit Plan Account pursuant to this Section 4.9 shall not be credited or taken into account with respect to any Benefit Unit. In the event that a Participant's benefits under the SUPERVALU INC. Employee Stock Ownership Plan Trust Agreement are decreased in any manner due to a deferral of Compensation pursuant to the Plan, then notwithstanding any other provisions of the Plan to the contrary, there shall not be any increase in a Participant's account or benefits hereunder (including the Participant's Retirement Benefit Plan Account) to take into account any benefits that would have been payable under the terms and conditions of said Employee Stock Ownership Plan if the amount deferred hereunder had instead been paid as cash remuneration.

4.10 SUPERVALU INC, Defined Contribution Plan and Pre-Tax Savings and Profit Sharing Plan Benefit Equivalents.

          Pursuant to the terms and conditions of the Defined Contribution Plan and the Savings Plan, any benefits paid hereunder are to be taken into account under such plans in the year in which such Compensation is, in fact, paid to the Participant and not in the year in which such amounts are otherwise earned by the Participant. There shall be credited to a Participant's Retirement Benefit Plan Account, within sixty (60) days of the first day of each Fiscal Year, an additional Retirement Benefit Plan Amount equal to the additional contribution, if any, which would have been made by the Company under such plans during the preceding Fiscal Year, if the amounts credited to the Participant's Deferral Account pursuant to the Plan had instead been credited to the Participant's account pursuant to such plans, taking into account the limitations on the amount of the Company contribution provided for in such plans. Such Retirement Benefit Plan Amount shall be determined by the Retirement Committee, in its sole and absolute discretion. Except as provided in Section 4.7 hereof, the Retirement Benefit Plan Amount credited to a Participant's Retirement Benefit Plan Account pursuant to this Section 4.10 shall not be credited or taken into account with respect to any Benefit Unit.

                          Section 5. Deferral Accounts

5.1 Establishment and Crediting of Account.

          The Company shall establish a separate Deferral Account on its books with respect to each Benefit Unit for each Participant and shall credit to such Deferral Account certain amounts in accordance with the provisions of the Plan. The

Company shall also establish a Retirement Benefit Plan Account on its books with respect to each Participant who is entitled to a Retirement Benefit Plan Amount pursuant to Section 4.9 or Section 4.10 hereof.

5.2 Compensation, Rollover Amount and Retirement Benefit Plan Deferrals.

          The Compensation or Rollover Amounts that are deferred pursuant to a Participant's Deferred Compensation Election and the Retirement Benefit Plan Amount shall be credited to a Participant's Deferral Account or Retirement Benefit Plan Account, as appropriate, (i) in the case of Compensation, as of the date the Participant would have otherwise received the Compensation, (ii) in the case of Rollover Amounts, the first business day of the calendar year in which a Rollover Amount is deferred hereunder pursuant to Section 4.7 hereof, and (iii) in the case of a Retirement Benefit Plan Amount, on the dates set forth in
Section 4.9 and Section 4.10 hereof. Amounts shall be credited to a Participant's account under the Old Plan or the Director's Plan in accordance with the terms and conditions of the Plan. The Company shall be entitled to deduct from the Participant's Compensation which is not subject to a Deferred Compensation Election any amount it is required to withhold or collect under any federal, state or local law for taxes or other charges, including, without limitation, Social Security (F.I.C.A.) taxes.

5.3 Interest.

          As of each Determination Date, an amount equal to interest earned since the last preceding Determination Date shall be credited to a Participant's Deferral Account and, if applicable, Retirement Benefit Plan Account. For the Deferral Account, interest shall be calculated by applying the Plan Interest Rate compounded annually to the daily balance of the Deferral Accounts since the last preceding Determination Date pursuant to such computational methods as shall be adopted by the Retirement Committee, in its sole and absolute discretion. For the Retirement Benefit Plan Account, interest shall be credited at the Old Plan Interest Rate, in accordance with the terms and conditions of the Old Plan. For any account established under the Old Plan or the Director's Plan pursuant to the terms and conditions of the Plan, interest shall be credited thereto at the Old Plan Interest Rate or the Director's Plan Interest Rate in accordance with the computation method set forth in the Old Plan or the Director's Plan, as the case may be, and in accordance with the terms and conditions of the Plan.

5.4 Contractual Obligation.

          It is intended that the Company is under a contractual obligation to make payments in accordance with the terms and conditions of the Plan from a Participant's Deferral Account, Retirement Benefit Plan Account, any account established under the Old Plan and any account established under the Director's Plan. A Participant shall have no rights to such payments, other than as a general, unsecured creditor of the Company. Such account balances shall not be financed through a trust fund or any other assets or properties in which a Participant has any interest whatsoever. Payments from such accounts shall be made out of the general funds of the Company. All such accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to the Plan. Such accounts shall not constitute or be treated as a trust fund or an interest in any specific assets or properties of the Company of any sort. Notwithstanding the foregoing, payments may be financed by or through the SUPERVALU INC. Agreement and Plans Trust, approved April 13, 1988, as it may be amended from time-to-time.

5.5 Charges Against and Balances of Accounts.

          Each Participant's Deferral Account, Retirement Benefit Plan Account, any account established under the Old Plan and any account established under the Director's Plan, as of each Determination Date, shall consist of the balance of such account as of the immediately preceding Determination Date plus the amount to be credited to such account by the Company pursuant to Section 5.3 hereof, less the amount of all distributions, if any, made from such account since the immediately preceding Determination Date.

5.6 Statement of Accounts. The

          Retirement Committee, in its sole and absolute discretion, shall from time to time provide to each Participant a statement in such form as the Retirement Committee deems desirable setting forth the balance to the credit of such Participant in his Deferral Account, Retirement Benefit Plan Account and any accounts established under the Old Plan or the Director's Plan.

                         Section 6. Payment of Benefits

6.1 Retirement Benefits.

          Upon a Participant's Retirement, the Company shall:

          6.1.1 Incomplete Benefit Units. Pay to the Participant the Deferral Account balance with respect to any Incomplete Benefit Unit that is not a Qualified Benefit Unit in accordance with the terms and conditions of Section
6.9 hereof; provided, however, that this Section 6.1.1 shall not apply to Benefit Units with respect to Rollover Amounts.

          6.1.2 Rollover Benefit Units. Maintain the Deferral Account with respect to any election with respect to Rollover Amounts until all rollovers have been made, and then pay a Retirement Benefit equal to the amount of such Deferral Account determined as of the Determination Date coincident with or next following the end of such Deferral Period in accordance with Section 6.6.

          6.1.3 Oualified Benefit Units. Pay to the Participant, with respect to any Qualified Benefit Unit, a Retirement Benefit equal to the amount of his Deferral Account for such Qualified Benefit Unit determined as of the

Determination Date coincident with or next following the date of Retirement. Each Retirement Benefit shall be payable in accordance with Section 6.6 hereof. With respect to a Qualified Benefit Unit for which the Stated Deferral has not been completed in full as of the date of Retirement, the Company shall credit the Participant's Deferral Account with the balance of the Benefit Unit and shall charge interest to the Participant's Deferral Account on such credit, for the period of time such credit has not been recovered by the Company, at a rate equal to the Company's cost of borrowing funds on a short-term, unsecured basis, in effect on the date of Retirement, as determined by the Retirement Committee. The Company shall recover the amount credited to complete a Qualified Benefit Unit, and interest accrued on the credit (i) from the first installment payable pursuant to Section 6.6.1, and from each successive installment until the total amount of the credit and accrued interest has been recovered, or (ii) ratably over the 20-year benefit payment period under Section 6.6.1, as the Retirement Committee, in its sole and absolute discretion, shall elect.

6.2 Benefits Upon Disability.

          6.2.1 Disability Benefits. Upon a Participant's Termination of Employment due to Disability, the Company shall pay to the Participant an annual Disability Benefit equal to twenty-five percent (25%) of the Participant's Stated Deferral for each Benefit Unit, but in the case of an Employee in no event shall such Disability Benefit exceed fifty percent (50%) of the Participant's Compensation during the Plan Year immediately preceding the Plan Year of Disability. Disability Benefits shall be payable in quarterly installments commencing on the first day of the month following the Participant's Termination of Employment for Disability and continuing on the first day of each calendar quarter thereafter until the earliest of (i) the Participant's recovery from the Disability or (ii) the end of the Plan Year in which the Participant receives Retirement Benefits in lieu of Disability Benefits under Section 6.2.2. If at the date of Termination of Employment for Disability, the Participant has an Incomplete Benefit Unit or a Deferral Account with respect to Rollover Amounts, the remaining deferrals shall be deducted from the Disability Benefit payments, or shall continue to rollover from the Old Plan or the Director's Plan in accordance with Section 4.7, as the case may be, until such Benefit Unit is completed.

          6.2.2     Coordination with Retirement Benefits.

          (i) Normal Retirement Date. A Participant who reaches the Normal Retirement Date while disabled and without making the election under Section 6.2.2(ii), below, shall receive, commencing on such date, the Retirement Benefit set forth in Section 6.1, payable in accordance with Section 6.6 (taking into account elections which may be made thereunder), and such Participant shall no longer be entitled to receive any Disability Benefits.

          (ii) Early Retirement Date. A Participant whose Termination of Employment for Disability occurs prior to the Early Retirement Date, but who reaches such date while disabled, may elect within thirty (30) days before such date to receive the Retirement Benefit set forth in Section 6.1, payable in accordance with Section 6.6 (taking into account elections which may be made thereunder), in lieu of any Disability Benefit. A Participant whose Termination of Employment for Disability occurs after the Early Retirement Date (but prior to the Normal Retirement Date) may elect within thirty (30) days of Termination of Employment to receive the Retirement Benefit set forth in Section 6.1, payable in accordance with Section
                 6.6 (taking into account elections which may be made thereunder), in lieu of any Disability Benefit, as if the Participant retired on the Determination Date following the election.

          (iii) Termination of Disability Benefits. A Participant who is an Employee who makes the election under Section 6.2.2(ii), above, shall no longer be entitled to receive any additional Disability Benefits as of the date of such election. A Participant who is an Employee who reaches the Normal Retirement Date while disabled and without making the election under 6.2.2(ii), above, shall no longer be entitled to receive any Disability Benefits as of such Normal Retirement Date. A Participant who is a Director shall be entitled to receive Disability Benefits until such Director, in fact, begins receiving the Retirement Benefit set forth in Section 6.1., payable in accordance with Section 6.6 (taking into account elections which may be made thereunder).

          6.2.3 Survivorship Benefits. If a Participant dies while receiving Disability Benefits under Section 6.2.1, the Company shall pay to the Participant's Beneficiary the pre-retirement survivor's benefit provided for in
Section 6.5.1. If a Participant dies while receiving Retirement Benefits pursuant to Section 6.2.2(i), the Company shall pay the survivor benefits specified in Section 6.5.2, Section 6.5.3, and, if applicable, Section 6.5.4.

6.3   Benefits For Employees Upon Other Terminations of Employment.

          This 6.3 shall only apply to a Participant who is an Employee.

          6.3.1 Amount of Benefit. Unless the Retirement Committee, in its sole and absolute discretion, waives all or any part of the terms and conditions of this Section 6.3.1, upon a Participant's Termination of Employment for reasons other than death, Disability, or Retirement, the rights of the Participant, his spouse, if any, and his Beneficiary to benefits under this Plan shall cease, except that the Company shall pay to the Participant a benefit determined as follows:

          (i) If the Participant at the date of Termination of Employment has been employed by the Company for at least ten (10) years, but has not attained age 55, the benefit under this Section 6.3.1 shall equal the amount of the Participant's Deferral Account as of the date of Termination of Employment calculated as if such date were a Determination Date.

          (ii) If the Participant at the date of Termination of Employment has not been employed by the Company for ten (10) years, the benefit under this Section 6.3.1 shall equal the amount in the Participant's Deferral Account calculated as if such date were a Determination Date; provided, however, that the Deferral Account balance shall be redetermined on a retroactive basis from the date of the Participant's first deferral using the Old Plan Interest Rate.

          6.3.2 Form of Payment. The amount in the Participant's Deferral Account shall be payable either (i) in a single lump-sum payment within thirty
(30) days of the date of Termination of Employment, or (ii) in not more than twenty (20) equal annual installments commencing within thirty (30) days of the date of Termination of Employment, as determined by the Retirement Committee in its sole and absolute discretion. If the Retirement Committee determines not to pay the amount in the Deferral Account in the form of a lump-sum payment, unpaid amounts shall be credited with interest compounded annually at a rate equal to the Old Plan Interest Rate in effect on the date of Termination of Employment.

6.4 Benefits Upon Termination of Employment Following a Change of Control.

          6.4.1 Payment of Benefits. If, within 24 months after a Change of Control, a Termination of Employment with respect to a Participant occurs for any reason, the rights of the Participant, his spouse, if any, and his Beneficiary to benefits under the Plan shall cease, except that the Participant shall receive the full amount in his Deferral

Account on the date of Termination of Employment calculated as if such date were a Determination Date and without reduction for any reason whatsoever. Such benefit shall be payable in a lump sum as soon as possible. Following such payment, the Participant shall have no further right to any benefit pursuant to this Plan.

          6.4.2 Election upon Reduction in Plan Interest Rate. If, within twenty-four (24) months of a Change of Control, the Plan is amended to reduce the Plan Interest Rate, on a prospective basis, a participant may elect within sixty (60) days of the date of the amendment to receive his Deferral Account balance calculated without regard to the reduced rate and as if the date of the election were a Determination Date. The amounts so calculated shall be paid in a lump sum on the first business day of the calendar year following the year of the election. Following such election, the Participant, his spouse, if any, and his Beneficiary shall have no further right to any benefit pursuant to this Plan, other than the lump sum payment provided for in this Section 6.4.2.

          6.4.3 Termination of Plan. In the event of a Change of Control, the Board may within twelve (12) months thereof terminate the Plan and, notwithstanding any provision of the Plan to the contrary, a Participant shall then receive the full amount in his Deferral Account, calculated as if the date of the termination of the Plan were a Determination Date and without reduction for any reason whatsoever. Such benefit shall be payable in a lump sum as soon as possible following the decision of the Board to terminate the Plan.

          6.4.4 Parachute Payments. Notwithstanding anything in the Plan to the contrary, any amount paid under this Section 6.4 which constitutes a "parachute payment," as defined in Section 28OG of the Internal Revenue Code of 1954, as amended, or any successor provision thereto, shall be increased to be equal to one hundred thirty percent (130%) of the amount which would otherwise be paid to a Participant hereunder.

6.5 Survivorship Benefits.

          6.5.1 Death Prior to Early Retirement Date. If a Participant dies after the start of a Plan Year with respect to which a Deferred Compensation Election has been made, but prior to the Early Retirement Date, the Company shall pay to the Participant's Beneficiary an annual pre-retirement survivor's benefit equal to fifty percent (50%) of the Participant's Stated Deferral for each Benefit Unit, payable in equal annual installments commencing on the first day of the month coincident with or next following the Participant's death and continuing on the anniversary date of the first payment thereafter until the later of (i) the date the Participant would have reached age 65, or (ii) fifteen
(15) years from the date of the first installment. However, if the Retirement Committee determines after the Participant's death that a distribution of the Participant's Deferral Account for each Benefit Unit, assuming the Participant elected to retire the day before he died and elected to be paid at that time in accordance with the normal form of payment of Retirement Benefits set forth in Section 6.6.1, would produce a greater benefit than that described above, the Beneficiary shall receive, in lieu of the benefit described above, such Deferral Account balance paid under Section 6.6.1. Payment of the benefit under this Section 6.5.1 shall relieve the Company of the obligation to pay the Retirement Benefit which the Participant's Beneficiary would have otherwise received under Section 6.1 of the Plan.

          6.5.2       Death After Early Retirement Date.

          (i) Amount of Benefit. If a Participant dies after the Early Retirement Date but while employed by the Company, the Company shall pay to the Participant's Beneficiary an amount, calculated as of the day before the Participant's death, equal to seven and one-half (7-1/2) times the Participant's Stated Deferral for each Benefit Unit. However, if the Retirement Committee determines, at the time of the Participant's death, that a distribution of the benefits, if any, that would have been payable under the Plan had the Participant elected to retire the day before he died and elected to be paid at that time in accordance with the normal form of payment of Retirement Benefits set forth in Section 6.6.1 would produce a greater benefit than that described above, the Beneficiary shall receive, in lieu of the benefit described above, such benefits which would have been payable under the Plan had the Participant elected to retire the day before he died.

          (ii) Form of Payment. The benefit under this Section 6.5.2 shall be payable in equal annual installments commencing on the first day of the month coincident with or next following the Participant's death, and continuing on the anniversary date of such payment thereafter for a period of twenty (20) years. Payment of such benefit shall relieve the Company of the obligation to pay the Retirement Benefit which the Participant's Beneficiary would have otherwise received under Section 6.1 of the Plan.

          6.5.3 Death After Commencement of Benefits. If a Participant dies after Retirement Benefit payments have commenced hereunder, but prior to receiving all of the scheduled annual payments, the Company shall pay the remaining annual payments to the Participant's Beneficiary.

          6.5.4 Survivor Spouse Benefit. If a Termination of employment occurs for a Participant and such Participant thereafter dies following the Early or Normal Retirement Date and is survived by a spouse, the Company shall pay to such surviving spouse an annual benefit equal to fifty percent (50%) of the annual Retirement Benefit which would have been payable under the Plan had the Participant elected to be paid in accordance with the normal form of payment of Retirement Benefits set forth in Section 6.6.1; provided, however, that if as of the Participant's date of death the spouse is more than thirty-six (36) months younger than the Participant, the amount of such benefit shall be reduced by one-half of one percent (0.5%) for each month's difference in their ages in excess of thirty-six (36). Such benefit shall be paid, at the election of the Retirement Committee, either in equal annual installments continuing until such spouses's death or in a lump-sum amount determined by the Retirement Committee to be the actuarial equivalent thereof. Such benefit shall be paid as of (i) the first day of the month following the month which is twenty (20) years after the commencement of the Participant's Retirement Benefits or (ii) the first day of the month following the month of the Participant's death, whichever occurs later. Payments under this Section 6.5.4 shall be in addition to other payments which the spouse or any other Beneficiary is entitled to receive under the Plan. Payments under this Section 6.5.4 shall only be made in the event that the Participant was married on the date of his death and such payments shall only be made to such spouse.

6.6 Form of Payment of Benefits.

          6.6.1 Normal Form. The normal form of payment of Retirement Benefits shall be equal annual installments based upon the Deferral Account balance as of the Determination Date specified in Section 6.1.2 or Section 6.1.3, whichever applies, commencing on the first day of the month following such Determination Date and continuing on the anniversary date of the first payment thereafter for a period of twenty (20) years. The remaining balance of the Participant's Deferral Account shall continue to be credited on each Determination Date with the Plan Interest Rate, compounded annually, during such period. The Participant's annual payments shall be calculated based on an assumed interest rate of twelve percent (12%) per annum. If the interest actually credited with respect to a Plan Year is more than that assumed, the difference shall be paid to the Participant with the amounts otherwise payable in the next Plan Year or at such other time as the Retirement Committee, in its sole and absolute discretion, shall determine. If the interest actually credited is less than that assumed, the difference shall be deducted either (i) ratably from the amounts payable in following Plan Years, or (ii) from the first amounts payable in the next Plan Year, as the Retirement Committee, in its sole and absolute discretion, shall determine.

          6.6.2   Alternative Forms.

            (a)   In lieu of payment of the Retirement Benefit over a twenty
                  (20) year period as provided for in Section 6.6.1 above, the Retirement Committee may, in its sole and absolute discretion, upon the Participant's request, permit the Participant to elect to be paid such benefits in a lump sum, over a five (5) year, ten (10) year or fifteen (15) year period.

            (b) With respect to benefits payable pursuant to the provisions of Sections 6.1.2, 6.1.3, 6.3.2, 6.5.3, 6.5.4, 6.6.2(a), 6.9, and
                  6.10, and notwithstanding any other provision thereof, following a Participant's Termination of Employment, a Participant may, or in the event of his or her death thereafter, Participant's surviving spouse or beneficiary may, elect to receive all or a portion of the present value of the Participant's Deferral Account or Retirement Benefit Plan Account prior to the date same becomes due and payable, subject to forfeiture of 10% of the amount to be received.

          6.6.3 Deferred Payment. A Participant may also request that the Retirement Committee, in its sole and absolute discretion, permit a deferral of the commencement of Retirement Benefit payments until the Plan Year in which the Participant reaches age 70-1/2, or in the case of an Employee for up to five (5) Plan Years, whichever occurs first after the Employee's Retirement. If the Retirement Committee permits such a deferral, the Deferral Account shall be credited with interest by applying the Plan Interest Rate, compounded annually, during the period between Termination of Employment and the commencement of benefit payments hereunder.

          6.6.4   Form of Request. A request to the Retirement Committee under
Section 6.6.2 or Section 6.6.3 must be made in writing to the Retirement Committee, in such form as it may require, no later than the last day of the calendar year preceding the calendar year in which Retirement occurs.

6.7   Recipients of Payments; Designation of Beneficiary.

          All payments to be made by the Company shall be made to the Participant, if living. Except as otherwise provided herein, in the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the Beneficiary of the Participant. Unless otherwise specified in the Participant's Beneficiary designation, in the event a Beneficiary dies before receiving all payments due to such Beneficiary pursuant to this Plan, the then remaining payments shall be paid to the legal representatives of the Beneficiary's estate. The Participant shall designate a Beneficiary, or during his lifetime change such designation, by filing a written notice of such designation with the Company in such form and subject to such rules and regulations as the Retirement Committee may prescribe. If the Participant's Compensation constitutes community property, then any Beneficiary designation made by the Participant other than a designation of such Participant's spouse shall not be effective if any such Beneficiary or beneficiaries are to receive more than fifty percent (50%) of the aggregate benefits payable hereunder, unless such spouse shall approve such designation in writing. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the legal representatives of the Participant's estate.

          In the event a benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his property, the Retirement Committee may determine to pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent or person. The Retirement Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Retirement Committee and the Company from all liability with respect to such benefit.

6.8 Financial Emergency.

          In the event of a Participant's severe financial hardship, the Retirement Committee, in its sole and absolute discretion, may alter the timing or manner of payment of any benefits or deferred amounts to be paid pursuant to the Plan or release the Participant from the obligation of making all or any part of remaining Stated Deferrals with respect to an Incomplete Benefit Unit. Severe financial hardship shall be deemed to have occurred in the event of the Participant's impending bankruptcy, a dependent's long and serious illness or other events of similar magnitude. The Retirement Committee's decision in passing upon the severe financial hardship of the Participant and the manner in which, if at all, the payment or deferral of any amounts pursuant to the Plan shall be altered or modified shall be final, conclusive and not subject to appeal. In the event that the Retirement Committee makes a finding of severe financial hardship, it may:

          (i) If the Participant has an Incomplete Benefit Unit and the Retirement Committee has determined to release the Participant from the obligation of making the remaining Stated Deferrals with respect thereto, then recalculate the amount of such Deferral Account using the Old Plan Interest Rate or Director's Plan Interest Rate, as the case may be, and distribute to the Participant or transfer to the Participant's account in the Old Plan or the Director's Plan all or any portion of the Participant's Deferral Account (after taking into account such recalculation) with respect to such Incomplete Benefit Unit.

          (ii) Distribute to the Participant or transfer to the Participant's account in the Old Plan or the Director's Plan, as the case may be, all or any part of the balance of the Participant's Deferral Account with respect to a completed Benefit Unit. Prior to any distribution or transfer under this Section 6.8(ii) of all, but not less than all, the Deferral Account balance with respect to any completed Benefit Unit, such Deferral Account shall be credited with interest earned at the Plan Interest Rate from the immediately preceding Determination Date as if the date of the distribution or transfer were a Determination Date. The Retirement Committee shall have complete and absolute discretion in determining the form of any distribution to be made pursuant to this Section 6.8(ii). The Participant, his spouse, if any, and his Beneficiary waive all rights under the Plan with respect to amounts distributed or transferred in accordance with the terms of this Section 6.8(ii).

The Participant shall have no right to make up any amount distributed or transferred as a result of a determination of financial emergency by the Retirement Committee pursuant to this Section 6.8.

6.9 Payment of Incomplete Benefit Units and Retirement Benefit Plan Account. The Retirement Committee, in its sole and absolute discretion, shall determine the period of time over which any amount attributable to an Incomplete Benefit Unit under Section 6.1.1 hereof, and the balance in a Participant's Retirement Benefit Plan Account, shall be paid. In the event that such amounts are not paid in a lump sum, any remaining balance thereof shall continue to be credited on each Determination Date with the Old Plan Interest Rate or Director's Plan Interest Rate, as may be the case, compounded annually during the period in which payments are being made therefrom. All such payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all such benefit payments, all such subsequent payments shall be made in accordance with the terms and conditions of any Beneficiary designation made pursuant to Section 6.7 hereof.

6.10 Pre-Retirement Benefits. In the event that a Participant has made the election provided for in Section 4.5.2 to receive amounts prior to Retirement, such pre-retirement benefits shall be paid in accordance with such election, either in four (4) equal annual installments or in a lump-sum amount, commencing on the date provided for in such election. For a Participant who is an Employee, the calculation of the amount of such pre-retirement benefit shall be made in accordance with the terms and conditions of the Plan, including, without limitation, Section 6.3 hereof.

                              Section 7. Forfeiture

          In the event that a Participant has deferred amounts under the Plan, which have not been paid, and such Participant:

          (i) Voluntarily terminates employment with the Company (or in the case of a Director, service on the Board) before the expiration of twelve (12) months following the date on which such Participant first elected to defer Compensation hereunder pursuant to Section 4 hereof;

          (ii) engages in felonious, fraudulent or other activity resulting in harm to the Company;

          (iii) divulges any of the Company's confidential information or trade information or trade secrets to a competitor; or

          (iv) within three (3) years following a Termination of Employment, other than an involuntary termination, engages directly or indirectly on his own behalf or as a partner, stockholder (other than as a holder of less than one percent (1%) of the outstanding stock of any class of any publicly traded company), director, trustee, principal, agent, employee, consultant or otherwise of any person, firm or corporation in competition with or adverse to the interests of the Company within the entire territory of operations of the Company, then the Board, in its sole and absolute discretion, may terminate all or any part of a Participant's right to any benefits whatsoever hereunder including, but not limited to, the right to receive any amount with respect to any Deferral Account or Benefit Unit. Any forfeiture pursuant to this Section 7 shall be determined by a majority vote of the entire Board (not including the Participant), but only after the Participant in question shall have had an opportunity to appear, in person, before the Board to discuss the matter; provided, however, that a Participant who engages in the activities described in clause (iv) above shall be entitled to receive at least an amount equal to the Participant's Deferral Account balance, redetermined on a retroactive basis from the date of the Participant'S first deferral using the Old Plan Interest Rate, or the Director's Plan Interest Rate in the case of a Participant who is a Director.

          In the event of a Participant's suicide during the first two (2) years after the filing of any Deferred Compensation Election or any election with respect to a Rollover Amount, the Retirement Committee, in its sole and absolute discretion, may terminate all or any part of a Participant's (or Beneficiary's) right to receive any benefits whatsoever hereunder, including, but not limited to, the right to receive any amount with respect to any Deferral Account or Benefit Unit; provided, however, that the Beneficiary of such a Participant shall be entitled to receive at least an amount equal to that portion of the Participant's Stated Deferral which has in fact been deferred pursuant to the Plan, without increase for any Plan Interest Rate, growth addition or any other amount, payable in such manner as the Retirement Committee, in its sole and absolute discretion, shall determine.

          In the event a Participant (i) makes any material misstatement of information in connection with any Deferred

Compensation Election, (ii) fails to disclose to the Company or its agents any material item of his medical history, or (iii) takes any other action (or fails to take any action), which action (or failure to act) results in a loss to the Company under the Plan, then the Retirement Committee, in its sole and absolute discretion, may terminate all or any part of a Participant's (or Beneficiary's) right to receive any benefits whatsoever hereunder, including, but not limited to, the right to receive any amount with respect to any Deferral Account or Benefit Unit.

                         Section 8. Non-Transferability

          In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant or a Beneficiary. Prior to the time of payment hereunder, a Participant or Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under the Plan nor shall such rights be assigned or transferred by operation of law.

                            Section 9. Administration

9.1 Administration.

          This Plan shall be administered by the Retirement Committee. The Retirement Committee may from time to time establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan.

9.2 Finality of Determination.

          Any interpretation or determination by the Retirement Committee as to any disputed questions arising under the Plan, including questions of fact (such as when Disability exists) or questions of construction and interpretation, shall be final, binding and conclusive upon all persons.

9.3 Claims Procedure.

          If any Participant, beneficiary or other properly interested party is in disagreement with any determination that has been made under the Plan, a claim may be presented, but only in accordance with the procedures set forth herein.

          9.3.1 Original Claim.

          Any Participant, beneficiary or other properly interested party may, if he so desires, file with the Retirement Committee a written claim for benefits or a determination under the Plan. Within ninety (90) days after the filing of such a claim, the Retirement Committee shall notify the claimant in writing whether his claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Retirement Committee shall state in writing:

          (i)    the reasons for the denial;

          (ii) the references to the pertinent provisions of this Plan on which the denial is based;

          (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv) an explanation of the claims review procedure set forth in this section.

          9.3.2 Claim Review Procedure.

          Within sixty (60) days after receipt of notice that his claim has been denied in whole or in part, the claimant may file with the Retirement Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Retirement Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.

          9.3.3 General Rules.

          (i) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the foregoing claims procedure. The Retirement Committee may require that any claim for benefits and any request for a review of denied claim be filed on forms to be furnished by the Retirement Committee upon request.

          (ii) All decisions on claims and on requests for a review of denied claims shall be made by the Retirement Committee. In accordance with Section 9.2 hereof, decisions of the Retirement Committee shall be final, binding and conclusive upon all persons.

          (iii) The Retirement Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

          (iv) Claimants may be represented by a lawyer or other representative (at their own expense), but the Retirement Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

          (v) The decision of the Retirement Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

          (vi) Prior to filing a claim or a request for a review of a denied claim, the claimant or his representative shall have a reasonable opportunity to review a copy of this Plan and all other pertinent documents in the possession of the Company and the Retirement Committee.

9.4 Expenses.

          The cost of payment from the Plan and the expense of administering the Plan shall be borne by the Company.

9.5 Tax Withholding.

          The Company shall have the right to deduct from all payments to be made under the Plan, any federal, state or local taxes or other charges required by law to be withheld with respect to such payments.

                      Section 10. Amendment and Termination

          The Company expects the Plan to be permanent but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify or terminate the Plan at any time and in any manner whatsoever by action of the Board or the Retirement Committee (with the written concurrence of the Chief Executive Officer). Any such amendment, modification or termination of the Plan may occur either (i) without limitation, by resolution of the Board or (ii) in any respect that does not materially increase the cost of the Plan to the Company, by action of the Retirement Committee (with the written concurrence of the Chief Executive Officer); provided, however, that only the Board shall have the power to terminate the Plan or change the Plan Interest Rate on either a prospective or retroactive basis as hereinafter described. The power to amend the Plan includes the power to change the Plan Interest Rate on both a prospective and retroactive basis but in no event shall the Plan Interest Rate be reduced retroactively to a level below the Old Plan Interest Rate (or for Directors, the Director's Plan Interest Rate) for the years in question; provided, however, that notwithstanding any provision to the contrary herein, upon a Change of Control, neither the Board, the Retirement Committee nor the Company shall have any power or authority to change the Plan Interest

Rate on a retroactive basis. If the Plan is terminated, any remaining deferrals under a Deferred Compensation Election shall not be made and the amount in each Participant's Deferral Account, after being recalculated to take into account any lower Plan Interest Rate, shall be payable as determined by the Retirement Committee in its sole and absolute discretion.

                           Section 11. Applicable Law

          The Plan shall be governed and construed in accordance with the laws of the State of Minnesota. The invalidity of any portion of the Plan shall not invalidate the remainder hereof and said remainder shall continue in full force. The captions and other titles herein are designed for convenience only and are not to be resorted to for the purpose of interpreting any provision of the Plan.

                          Section 12. No Vested Rights

          The Plan and elections hereto shall not be deemed or construed to be a written contract of employment between any Employee or Director and the Company, nor shall any provision of the Plan (i) restrict the right of the Company to discharge any Employee or (ii) in any way whatsoever grant to any Employee or Director the right to receive any guaranteed base compensation, Bonus, incentive bonus awards, commissions, fees or any other payments of any nature whatsoever.

                          Section 13. Binding Agreement

          The provisions of the Plan shall be binding upon the Participant, his or her heirs, personal representatives and beneficiaries, and subject to the rights granted to amend or terminate the Plan, the provisions of the Plan shall also be binding upon the Company, its successors and assigns.

          Pursuant to a resolution, duly adopted by the Board on June 27, 1985, the Retirement Committee, on behalf of the Company, has caused the Plan to be adopted, approved and this document to be executed by the Chief Executive Officer. The Plan shall be effective immediately to the extent necessary to permit deferrals in accordance with the terms and conditions of the Plan to be made as of the effective Date.

                                           SUPERVALU INC.

                                           By
                                             --------------------------------
                                             Its Chief Executive Officer

                                           Date:
                                                -----------------------------

Adopted: 06/27/85
Amended: 04/13/88
Amended: 11/23/02

041888
   384

                                                                      APPENDIX A

             AMENDMENTS TO NONQUALIFIED DEFERRED COMPENSATION PLANS


RESOLVED, that the nonqualified deferred compensation plans maintained by SUPERVALU INC. and known as the SUPERVALU Deferred Compensation Plan and the SUPERVALU INC. Executive Deferred Compensation Plan II("Plans") shall be amended to provide for the following:

1. A matching contribution ("Restoration Match") shall be made for each fiscal year ending on the last Saturday in February ("Fiscal Year") to participants in the Plans who are eligible to participate in the SUPERVALU Pre-Tax Savings and Profit Sharing Plan for such Fiscal Year.

2. Subject to further amendment, the Restoration Match shall be made for the Fiscal Year ending February 22, 1997 and subsequent Fiscal Years.

3. The Restoration Match shall be based on a dollar amount ("Deemed Deferral Amount") equal to the product of (i) a percentage (not to exceed five percent (5%)) determined by dividing the participant's deferrals into the Plans for such Fiscal Year into the participant's income for such Fiscal Year: and (ii) the excess of the participant's income for such Fiscal Year over the compensation limit established under section 401(a)(17) of the Internal Revenue Code for such Fiscal Year (e.g., $150,000 for Fiscal Year ending on February 22, 1997).

4. The Restoration Match for a Fiscal Year shall be equal to the participant's Deemed Deferral Amount multiplied by the aggregate matching rate credited to the participant elective contributions under the SUPERVALU Pre-Tax Savings and Profit Sharing Plan for such Fiscal Year.

5. The Restoration Match shall be credited to the participants under one of the Plans as determined by SUPERVALU INC. as soon as administratively feasible after the close of the Fiscal Year for which it is made and shall be subject to all other rules established under such Plans: provided, however, that it shall be subject to the vesting rules in effect under the SUPERVALU Pre-Tax Savings and Profit Sharing Plan.

FURTHER RESOLVED, to the extent necessary, these resolutions will constitute an amendment to the Plans.

FURTHER RESOLVED, that the Retirement Committee of SUPERVALU INC. is authorized and directed to take whatever actions it deems necessary to implement these resolutions including, but not limited to, approval of amendments of the plan statements which incorporate the provisions of the Plans.